Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Astea International Inc.:



As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-33825, 333-34865 and 333-61981 and Form S-3 Registration Statement File Nos. 333-11949 and 333-17459.



/s/ Arthur Andersen LLP

Philadelphia, Pa.
  March 29, 2002